UNITED STATES

SECURITIES and EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of theSecurities
Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 17, 2007

Tengasco, Inc.(Exact
Name of Registrant as specified in its charter)

Commission File Number 1-15555

Tennessee 87-0267438 (State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

       10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932

(Address of Principal Executive Office

(865) 675-1554 (Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On December 17, 2007, Tengasco, Inc. (the “Company”) executed an assignment of a revolving senior credit facility between the Company and Citibank Texas, N.A.to Sovereign Bank (“Sovereign”) of Dallas, Texas as requested by the Company.

        Under the facility as assigned to Sovereign, loans and letters of credit will be available to the Company on a revolving basis in an amount outstanding not to exceed the lesser of $20,000,000 or the borrowing base in effect from time to time. The Company’s initial borrowing base with Sovereign was set at $7.0 million, an increase from the borrowing base of $3.3 million in effect with Citibank prior to the assignment.

        The initial borrowing on December 17, 2007 by the Company under the new facility with Sovereign was approximately $4.2 million to bear interest at a floating rate equal to prime as published in the Wall Street Journal plus 0.25%, resulting in a current rate of interest of approximately 7.5%. Interest only is payable during the term of the loan and the principal balance of the loan is due December 31, 2010. The facility as assigned is secured by substantially all of the Company’s producing and non-producing oil and gas properties and pipeline and the Company’s methane project assets.

        The Company used a portion of the $4.2 million borrowed from Sovereign to pay off the $3.3 million it previously borrowed from Citibank. The remaining $900,000 borrowed from Sovereign was used to pay bank fees and attorney fees relating to the assignment in the amount of approximately $75,000 and the balance of approximately $825,000 was used to pay a portion of the purchase price for equipment to be utilized in the methane extraction facility currently under construction in Carter Valley, Tennessee by the Company’s wholly-owned subsidiary, Manufactured Methane Corporation (“MMC”). It is anticipated that the Carter Valley methane project will cost approximately $4.1 million, which includes treatment equipment, pipeline construction, compression and controls. To date, MMC has paid approximately $2.6 million or 63% of the total expected methane project costs of which approximately $1.8 million has been paid from the Company’s operating revenues. The Company anticipates that most of the remaining balance of the methane project costs will also be paid from the Company’s cash flow.

        The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated December 21, 2007

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: December 21, 2007

          Tengasco, Inc.

By: s/Jeffery R. Bailey
Jeffrey R. Bailey,
ChiefExecutive Officer